Exhibit 99.2

EARTHSTONE ENERGY is Now Listed on NYSE Amex

DENVER, December 20, 2011 (GLOBE NEWSWIRE) – EARTHSTONE ENERGY, INC. (NYSE Amex: ESTE) announced today that it has completed the transfer of its common stock listing to the New York Stock Exchange Amex (“NYSE Amex”) under its current ticker symbol “ESTE”.

Ray Singleton, President of Earthstone, commented:

"We are particularly pleased to be joining NYSE Amex!  Achieving this listing is a monumental step for Earthstone, the realization of one of our goals for the year.  We believe NYSE Amex’s support will further the investor community's appreciation of ESTE as an attractive value proposition."

ABOUT EARTHSTONE ENERGY:

EARTHSTONE ENERGY, INC. is a growth-oriented independent oil and gas exploration and production company with primary operations now focused in the Williston Basin and southern Texas.  Earthstone is now traded on the New York Stock Exchange Amex under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding assumptions regarding production rates and growth, operating costs, reduction of operation costs, commodity prices, industry outlook, future drilling activities, acquisitions and industry opportunities.  Factors that could cause actual results to differ materially include availability of rigs and services, price volatility of oil and gas, estimated production rates and adjustments to ownership percentages in addition to economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations.  These and other factors are discussed in more detail in Earthstone Energy’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for March 31, 2011 and Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2011 and September 30, 2011, respectively.  The Company disclaims any obligation to update forward-looking statements.

Contact info: Ray Singleton , 303-296-3076 Ext 102